UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

CHINA BROADBAND, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Telephone No.: (303) 449-7733 (Address and telephone number of Registrant's principal executive offices and principal place of business)
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 13, 2008, the board of directors of China Broadband, Inc. (the “Company”) concluded that the Company’s previously issued financial statements for the periods indicated below should no longer be relied upon because of (i) the Company’s discovery of previously unrecognized deferred revenues from payments received from customers, and (ii) the incorrect application of U.S. generally accepted accounting principles (“GAAP”) with respect to the recognition of revenues from prepaid internet service contracts, and (iii) liabilities assumed pursuant to the acquisition of our Jinan Broadband subsidiary (the “Jinan Acquistion”) were initially understated for the deferred revenue obligation existing at the date of the Jinan Acquisition.

Accordingly, the Company’s previously issued financial statements for the year ended December 31, 2007, and for the interim quarterly periods ended June 30, 2007, September 30, 2007 and March 31, 2008, should no longer be relied upon. The Company is preparing to file restated financial statements for these periods in amended annual and quarterly report filings (collectively, the “Amendments”). Investors, potential investors and other readers of our filings with the Securities and Exchange Commission are cautioned not to rely on these financial statements until the Amendments have been filed.

The Company has concluded that its recognition of revenue from prepaid service contracts has not been in accordance with GAAP for the following periods: June 30, 2007, September 30, 2007, December 31, 2007 and March 31, 2008. Accordingly, the Company is amending its financial statements with respect to the recognition of revenue from prepaid service contracts so that the revenues are recognized as they are earned over the course of the periods to which they relate. The Company previously recognized such revenues in full at the time of receipt. The Amendments will reflect this change.

As a result of the foregoing, the balance sheets for the periods indicated above did not include a liability for deferred revenue representing amounts paid in advance for future services. Additionally, as the consideration paid for the Jinan Acquisition did not consider the deferred liability assumed, the excess of the purchase price paid in the Jinan acquisition allocated to the Service Agreement entered into in connection with the Jinan Acquisition was previously understated. The income statements for the periods indicated above will also reflect adjustments to properly reflect revenue earned during each of the periods, additional amortization related to the increase in the intangible asset and the resulting effects of minority equity interests and income taxes of the revenue and amortization adjustments. Accordingly, the Company estimates that the Amendments will reflect the following increases (decreases) in its financial statements in the approximate amounts indicated in the table below, subject to further adjustment.

Period ending:	6/30/2007	9/30/2007	12/31/2007	3/31/2008

Intangible assets	$1,021,000	$1,021,000	$1,311,000	$1,294,000

Deferred revenue liability	$1,190,000	$1,274,000	$1,252,000	$1,361,000

Revenues	$(152,000)	$(219,000)	$(165,000)	$(52,000)

Minority interest loss in Jinan Broadband subsidiary	$74,000	$107,000	$81,000	$25,000

Net loss	$77,000	$111,000	$37,000	$39,000

The Company has discussed the matters disclosed in this filing with its independent accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND, INC.

Date: August 19, 2008	By:	/s/ Marc Urbach
President